UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

 WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-38750	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 22, 2021, Scot Cohen resigned as Executive Chairman of the Board of Directors of Wrap Technologies, Inc. (the “Company”). Mr. Cohen will remain a director of the Company. Following Mr. Cohen’s resignation, Patrick Kinsella, a current member of the Board of Directors, was elected as Chairman of the Board of Directors to serve in that capacity until his successor is elected by the Board, or his earlier resignation.

Mr. Kinsella meets the “independent director” standards, as defined in The Nasdaq Stock Market LLC Listing Rule 5605. The election of an independent director to the Board to replace Mr. Cohen was required pursuant to that certain Cooperation Agreement (the “Agreement”), dated March 4, 2021, by and between the Company and Elwood G. Norris and certain of his affiliates. For more information regarding the Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2021. As a result of the election of Mr. Kinsella, the Board eliminated the position of Lead Independent Director previously held by Wayne Walker.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 22, 2021, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1 - Election of Directors

	For	Withheld
Scot Cohen	15,880,756	3,863,377
Thomas P. Smith	19,614,204	129,929
Patrick Kinsella	19,052,900	691,233
Michael Parris	15,865,723	3,878,410
Wayne Walker	15,790,512	3,953,621
Kimberly Sentovich	19,558,094	186,039
Kevin Sherman	19,593,083	151,050
TJ Kennedy	19,597,697	146,436
Jeffrey Kukowski	19,601,490	142,643

The Company’s directors are elected by a plurality of the votes cast. Stockholders elected Scot Cohen, Patrick Kinsella, Thomas P. Smith, Michael Parris, Kimberly Sentovich, Kevin Sherman, TJ Kennedy, Jeffrey Kukowski and Wayne Walker to serve on the Board of Directors until the 2022 annual meeting of stockholders, or until their successors are duly elected and qualified.

Proposal No. 2 – Approval of an Amendment to the Company’s 2017 Equity Compensation Plan

For	Against	Abstain
17,419,763	1,609,499	715,370

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the amendment to increase the number of authorized shares issuable under the Company’s 2017 Equity Compensation Plan from 6.0 million to 7.5 million was approved.

Proposal No. 3 - Ratification of Rosenberg Rich Baker Berman, P.A. as the Company’s Independent Auditors for the Fiscal Year Ended December 31, 2021.

For	Against	Abstain
27,995,262	117,016	763,069

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2021.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: June 23, 2021	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary